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                                                                     EXHIBIT 5.1


                                JACKSON L. MORRIS
                                 Attorney at Law
           Admitted in Florida, Georgia, and The District of Columbia
                                January 29, 2001
             By First Class U.S. Mail, Telephone Facsimile and Email


Board of Directors
ArchivalCD, Inc.
Suite 212
100 North Sixth Street
Crockett, TX 75835

Re:  Registration Statement of Form SB-2

Gentlemen:

I have been engaged as special counsel for ArchivalCD, Inc., a Delaware corporation, (the "Company"), for the sole purpose of rendering the opinion herein below set forth. I have been asked to provide my opinion, based upon the laws of the state of Delaware, in connection with the registration under the Securities Act of 1933, as amended, (the "Act") on Form SB-2, Commission File No. 333-93525 ("Registration Statement") for the offer and sale of up to 3,700,000 shares of the Company's common stock, $.01 par value per share, 3,200,000 shares of which are to be offered and sold by the Company and 500,000 shares of which are to be offered and sold by certain selling stockholders, ("Share"). Based upon my review of the Company's Articles of Incorporation, Bylaws, appropriate records of proceedings of the Company's board of directors and the Company's audited balance sheet at December 31, 1999 and related statement of changes in stockholders' equity from inception to December 31, 1999, it is my opinion that the Shares to be offered and sold by the Company, upon issuance and delivery against payment or receipt of consideration therefore, they will be duly and validly issued, fully paid and non-assessable and (ii), with respect to the Shares to be offered and sold by certain selling stockholders, they are duly and validly issued, fully paid and non-assessable.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and the reference to me therein under the caption "Interest of Counsel."

Very Truly Yours

/s/ Jackson L. Morris

Jackson L. Morris



3116 West North A Street - Tampa, Florida 33609-1544
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